UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 7, 2007

PRESIDENTIAL ASSOCIATES I LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	0-12210	04-2801764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Brattle Street, 4th Floor, Cambridge, MA 02138

(Address of principal executive offices) (Zip Code)

(617) 871-1330

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 7, 2007, Presidential Towers, Ltd signed an agreement to sell its sole property to an unaffiliated third party. The Registrant owns a 19.9% limited partnership interest in Presidential Towers, Ltd. The sale is expected to close before the end of April 2007.

If this sale occurs, the Registrant expects to receive a distribution from the sale proceeds of the property. At that point, the Registrant expects to begin a process of winding up its affairs and dissolving. It is expected that the Registrant will receive sufficient proceeds, net of all liquidating expenses and fees, to make a distribution to its limited partners. Currently, the Registrant expects this to occur in May or June 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 12, 2007

PRESIDENTIAL ASSOCIATES I LIMITED PARTNERSHIP

By:	Winthrop Financial Co., Inc. Managing General Partner

	By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson
Chief Executive Officer